AGL Resources Announces Sale of Tropical Shipping to Saltchuk

•	AGL Resources to sell its Tropical Shipping business to a subsidiary of Saltchuk Resources, Inc. of Seattle, WA
•	After-tax proceeds expected to be approximately $220 million
•	Income tax expense of approximately $60 million and non-cash expense associated with goodwill impairment of approximately $19 million expected to be recorded across 1Q14 and 2Q14
•	Expect transaction to close within 90 days, subject to regulatory approvals
•	Sale of Tropical Shipping consistent with AGL Resources’ strategy of focusing on regulated natural gas utilities and related assets

ATLANTA, April 07, 2014 -- AGL Resources Inc. (NYSE: GAS) today announced it has signed a definitive agreement to sell its Tropical Shipping business to a subsidiary of Saltchuk Resources, Inc. of Seattle, WA. After-tax cash proceeds and repatriated cash from the transaction are expected to be approximately $220 million, subject to certain defined post-closing adjustments.

“We are very pleased to have identified Saltchuk as a well-qualified strategic owner of Tropical Shipping. We are confident that becoming a member of the Saltchuk family, with their deep roots in the transportation, logistics and maritime industries, will guarantee a continued bright future for Tropical Shipping and its employees and valued customers,” said Andrew W. Evans, executive vice president and chief financial officer for AGL Resources. “We have consistently noted that AGL Resources’ strategic focus is on owning and operating regulated natural gas utilities and related assets. While we have been responsible stewards of Tropical Shipping for the duration of our ownership, and have worked diligently to successfully increase profitability over the last two years, we have deliberately sought a more strategic owner for these assets.”

As a result of the sale, AGL Resources expects to incur income tax expense of approximately $60 million related to the repatriation of cash and investments held offshore and capital gains on the purchase price above tax basis. In addition, the company expects to record a $19 million impairment loss related to goodwill assigned to Tropical Shipping in conjunction with AGL Resources’ merger with Nicor, Inc. in December 2011. This impairment loss represents approximately one-third of the total goodwill assigned to the cargo shipping segment.  On a combined basis, these factors are expected to result in reported income tax and impairment expense of approximately $0.66 per share. Of this amount, $0.42 is expected to be recorded in the first quarter of 2014, with the remainder expected to be recorded in the second quarter of 2014.

AGL Resources expected the cargo shipping segment in total to contribute EBIT (earnings before interest and taxes) of approximately $15 million to $25 million in 2014, including $9 million from its investment in Triton Container, which is not part of the sale.

Completion of the transaction is conditioned upon, among other things, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval by the Florida Office of Insurance Regulation. The companies expect to complete the transaction within 90 days.

Tropical Shipping and its related companies have operated as part of AGL Resources’ cargo shipping operating segment. Financial results for Tropical Shipping will be classified as discontinued operations beginning in the second quarter of 2014. The cargo shipping segment also includes AGL Resources’ investment in Triton Container, which is expected to be reclassified into the company’s non-operating corporate segment.

Tropical Shipping is a transporter of dry and refrigerated containerized cargo and provides scheduled logistics services to and from the U.S. and Canada to 25 ports in the Bahamas and Caribbean, including scheduled interisland services between Caribbean ports. Other related services, such as inland transportation, global logistics, less than container load cargo, consolidation, project cargo management and cargo insurance also are provided by Tropical Shipping and its other related companies.

Saltchuk is one of the nation’s leading freight transportation and distribution companies. Founded in 1982, Saltchuk is based in Seattle and is a second-generation family business. Tropical will be Saltchuk’s fifth transportation business unit of international shipping, joining its domestic shipping, tug and barge, air cargo and trucking businesses.

About AGL Resources
AGL Resources (NYSE: GAS) is an Atlanta-based energy services holding company with operations in natural gas distribution, retail operations, wholesale services, midstream operations and cargo shipping. AGL Resources serves approximately 4.5 million utility customers through its regulated distribution subsidiaries in seven states. The company also serves approximately 630,000 retail energy customers and approximately 1.2 million customer service contracts through its SouthStar Energy Services joint venture and Pivotal Home Solutions, which market natural gas and related home services. Other non-utility businesses include asset management for natural gas wholesale customers through Sequent Energy Management, ownership and operation of natural gas storage facilities, and ownership of Tropical Shipping, one of the largest containerized cargo carriers serving the Bahamas and Caribbean region. AGL Resources is a member of the S&P 500 Index.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include matters that are not historical facts, such as statements regarding our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. Because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "believe," "can," "could," "estimate," "expect," "forecast," "future," "goal," "indicate," "intend," "may," "outlook," "plan," "potential," "predict," "project," "seek," "should," "target," "would," or similar expressions. Forward-looking statements contained in this press release include, without limitation, the quote from Andrew W. Evans and statements on the timing and financial impact of the transaction and the EBIT contribution from the cargo shipping segment in 2014.

Actual results may differ materially from those suggested by the forward-looking statements for a number of reasons including, but not limited to, changes in price, supply and demand for natural gas and related products; the impact of changes in state and federal legislation and regulation including any changes related to climate change; actions taken by government agencies on rates and other matters; concentration of credit risk; utility and energy industry consolidation; the impact on cost and timeliness of construction projects by government and other approvals, development project delays, adequacy of supply of diversified vendors, unexpected change in project costs, including the cost of funds to finance these projects; limits on pipeline capacity; the impact of acquisitions and divestitures; our ability to successfully fully integrate operations that we have or may acquire or develop in the future, direct or indirect effects on our business, financial condition or liquidity resulting from any change in our credit ratings, or any change in the credit ratings of our counterparties or competitors; interest rate fluctuations; financial market conditions, including disruptions in the capital markets and lending environment; general economic conditions; uncertainties about environmental issues and the related impact of such issues, including our environmental remediation plans; the impact of new and proposed legislation in Illinois; the impact of changes in weather, including climate change, on the temperature-sensitive portions of our business; the impact of natural disasters, such as hurricanes, on the supply and price of natural gas and on our cargo shipping business; acts of war or terrorism; the outcome of litigation; and other factors which are provided in detail in our filings with the Securities and Exchange Commission, which we incorporate by reference in this press release. Forward-looking statements are only as of the date they are made. We disclaim any obligation to publicly revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under United States federal securities law.